CONVERTIBLE NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

This CONVERTIBLE NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT (this "Agreement") is dated as of December 1, 2020, between Loop Media, Inc., a Nevada corporation (the "Company"), and each purchaser identified on the signature pages hereto, whether such purchaser is or becomes a signature as of the Initial Closing or any Subsequent Closing (each, including its successors and assigns, a "Purchaser" and collectively, the "Purchasers").

R E C I T A L S:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and Rule 506(b) promulgated thereunder, the Company is issuing, in a private placement, (i) up to $3,000,000 in principal amount (the "Aggregate Offering Amount") of Senior Secured Promissory Notes, with a minimum Subscription Amount of $250,000 (the "Offering"), in substantially the form attached to this Agreement as Exhibit A (the "Note" or "Notes") and (ii) Common Stock warrants (the “Warrants”) in substantially the form of Warrant attached to this Agreement as Exhibit B with an aggregate exercise price of $750,000, aggregate exercisable warrant shares of 272,727 shares (the “Warrant Shares”), and upon the terms and conditions contained in the form of Warrant attached to this Agreement as Exhibit B;

WHEREAS, the Note shall be convertible on the terms stated therein into Common Stock (the “Note Shares”). The Notes, Note Shares, Warrants and Warrant Shares are collectively referred to herein as the "Securities;"

WHEREAS, the Company desires, at the Initial Closing or any Subsequent Closing during the Offering Period, to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the Note and the Warrant as more fully described in this Agreement; and

WHEREAS, in addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the terms contained herein have the meanings set forth in Appendix 1.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	The Offering; Offering Period; No Minimum Offering.

(a)       The offer and sale of the Notes and the Warrants by the Company to the Purchasers shall occur at one or more Closings of the Offering to occur during a period (the "Offering Period") beginning on December 1, 2020 and ending on the first to occur of: (a) December 23, 2020; (b) the date on which the Aggregate Offering Amount is raised by the Company in the Offering; or (c) the date on which the Company, in its sole and absolute discretion, elects to terminate the Offering (it being agreed that no notice to the Purchasers shall be required in connection with such termination by the Company). The Offering Period may be extended for an additional thirty (30) days in the sole discretion of the Company.

(b)       Each Purchaser expressly acknowledges and agrees that the Company shall not be obligated, and may be unable, to sell the Aggregate Offering Amount, and that the Offering is being undertaken on a "best efforts/no minimum" basis only, meaning that the Company may, and shall have the absolute right in its sole discretion, to sell any amount of Notes or Warrants in the Offering, including for less than the Aggregate Offering Amount and/or less than the amount of Warrants referred to in the recitals to this Agreement. Each Purchaser acknowledges that they have been informed that they should not purchase any Note or Warrant in the expectation that any specific aggregate amount is to be raised in the Offering.

2.              Purchase and Sale: Closing; Deliverables.

(a)            Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agree to purchase from the Company, a Note in substantially the form attached hereto as Exhibit A in the principal amount set forth on the signature page hereto. The Note will be convertible into Note Shares upon the terms and conditions contained in the form of Note attached hereto as Exhibit A.

(b)            Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a Warrant (the “Warrant”) in substantially the form attached hereto as Exhibit B for a purchase price, as set forth in the signature page hereto. The Warrant will be exercisable for Warrant Shares upon the terms and conditions contained in the form of Warrant attached hereto as Exhibit B.”

(c)            The Company may conduct one or more Closings during the Offering Period. The initial Closing of the Offering (the "Initial Closing") shall occur on December 1 , 2020, subject to the satisfaction of the conditions set forth herein. The Company may, in its sole discretion and subject to the satisfaction of the conditions set forth herein, conduct subsequent Closings of the Offering (each, a "Subsequent Closing") until the conclusion of the Offering Period. Purchasers signing a counterpart signature page to this Agreement as of a Closing Date shall become parties to this Agreement only as of such Closing Date.

(d)       The Initial Closing and Subsequent Closings of the purchase and sale of the Notes and Warrants shall take place remotely by the exchange of documents and signatures prior to or on the Closing Date. At the Closing, the Company shall deliver to the Purchasers the Note and the Warrant against: (i) payment of such Purchaser's Subscription Amount for the Note and the Warrant Purchase Price for the Warrant, via wire transfer or a certified check, in immediately available funds, as set forth on the signature page hereto; and (ii) delivery of counterpart signature pages to this Agreement, the Note, and the Warrant.

3.              Representations, Warranties and Covenants of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, and except as disclosed in the SEC Reports (as defined below), the Company hereby makes the following representations and warranties to each Purchaser:

(a)       Subsidiaries; Organization and Qualification; Authorization; Enforcement. The Company does not have any direct or indirect subsidiaries. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. Each Transaction Document to which it is a party will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Note and the Warrant and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company's articles of incorporation, bylaws or other organizational or charter documents.

(c)       Filings, Consents and Approvals; Issuance of the Notes and Warrants. Except for those that have already been obtained, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required by the Commission related to the Securities in this offering and (ii) such filings as are required to be made under applicable state securities laws. The Note, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Note Shares to be issued upon conversion of the Note, when issued in compliance with the provisions of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free of any Liens and issued in compliance with all applicable federal and state securities laws.  The Warrant, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Warrant Shares to be issued upon exercise of the Warrant, when issued in compliance with the provisions of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free of any Liens and issued in compliance with all applicable federal and state securities laws.

(d)       Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(d), which Schedule 3.1(d) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth in the SEC Reports or on Schedule 3.1(d) hereof, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock.

(e)       SEC Reports; Financial Statements. Except as disclosed in the Company's SEC Reports, including the Form 8-K current report filed with the Commission on July 7, 2020, the Company has filed all reports, schedules, forms, statements and other documents required to be filed or submitted by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwisees required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(f)       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the Company’s September 30, 2020 quarterly report included within the SEC Reports, if applicable, except as specifically disclosed in an SEC Report filed prior to the date hereof, except for the issuance of the Notes and the Warrants contemplated by this Agreement or except as set forth on Schedule 3.1(f), there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

(g)       Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have could have a Material Adverse Effect.

4.              Representations and Warranties of the Purchasers. Each Purchaser hereby represents to the Company as of the date hereof and as of each Closing that:

(a)            Authorization. Such Purchaser has full power and authority to enter into this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents, when executed and delivered by such Purchaser, and assuming the due execution and delivery by its counterparties thereto, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)            Purchase Entirely for Own Account. This Agreement and the other Transaction Documents are made with the Purchasers in reliance upon each Purchaser's representation to the Company, which, by such Purchaser's execution of this Agreement and the other Transaction Documents, such Purchaser hereby confirms, that the Securities to be acquired by such Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement and the other Transaction Documents, each Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. No Purchaser has been formed for the specific purpose of acquiring any of the Securities.

(c)            Disclosure of Information/Acknowledgement of High Risks. Each Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Each Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Note and the Warrant with the Company's management. Each Purchaser understands that such discussions, and any other written information delivered by the Company to such Purchaser, were intended to describe the aspects of the Company's business which such Purchaser believes to be material. The Purchasers further acknowledge that the investment to purchase the Note and the Warrant involves a high degree of risk, and each Purchaser is prepared to lose such Purchaser's entire investment. Each Purchaser acknowledges that it has made its own examination of the Company and the terms of the offering, including the merits and risks involved in making an investment in the Company. Each Purchaser further acknowledges that any projections the Purchasers may have received from the Company are forward looking statements which involve risks and uncertainties. Any projections are based solely upon the good faith opinion of the Company. The Company makes no representations as to the degree of predictability of the prospects. Each Purchaser further acknowledges that it understands that the Company is an early stage business, has a limited operating history, which makes it difficult for it to forecast its future results. Further, each Purchaser acknowledges that the Company's business is highly competitive and the Company may be required to raise additional capital or debt.

(d)            Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(e)            Restricted Securities. Each Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Each Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchasers acknowledge that the Company has no obligation to register or qualify the Securities for resale. The Purchasers further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of any Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

(f)             No Public Market. The Purchasers understand that no public market now exists for the Notes or the Warrants, and that the Company has made no assurances that a public market will ever exist for the Notes or the Warrants.

(g)            Accredited Investor. Each Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each Purchaser shall furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities, including an executed copy of an Accredited Investor Questionnaire provided by the Company. Purchaser represents that any such document is true, complete and accurate in all respects.

(h)            No General Solicitation. Each Purchaser, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(i)             Residence. If a Purchaser is an individual, then such Purchaser resides in the state or province identified in the address shown on such Purchaser's signature page hereto. If a Purchaser is a partnership, corporation, limited liability company or other entity, then such Purchaser's principal place of business is located in the state or province identified in the address shown on such Purchaser's signature page hereto.

5.              Events of Default. Upon the occurrence and continuance of an Event of Default (as defined in the Note), the Purchasers shall have the rights and remedies set forth in the Note.

6.              Miscellaneous.

(a)            Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties. Neither the Purchaser nor the Company may assign its rights or obligations under this Agreement without the written consent of the other party.

(b)            Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, interpreted and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

(c)            Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)            Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed email prior to 5:00 p.m. on a business day, otherwise on the immediately following business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) three (3) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address or other address as subsequently modified by written notice given in accordance with this Section 6(e).

(f)             Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g)            Amendments and Waivers. Any term of this Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchasers of more than 50% of the of the aggregate principal balance of the Notes then outstanding. Any waiver or amendment effected in accordance with this Section 6(g) will be binding upon each party to this Agreement and each holder of the Note purchased under this Agreement then outstanding and each future holder of the Note.

(h)            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)             Transfer Restrictions.(i)Without in any way limiting the representations and warranties set forth in this Agreement, each Purchaser shall not make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 4 and:(A) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(B) such Purchaser has: (1) notified the Company of the proposed disposition; (2) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (3) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

The Purchasers shall not make any disposition of any of the Securities to the Company's competitors, as determined in good faith by the Company.

Notwithstanding the foregoing or any other provision in this Agreement to the contrary, each Purchaser may transfer this Agreement and the Securities to an Affiliate. For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a "Person") shall be deemed an "Affiliate" of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. Upon any such transfer, the Company shall take such actions as may be necessary from time to time (or as may be reasonably requested by the Purchaser) to effect the transfer of the Securities or portion hereof.

(ii)            Legends.Each Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION OR EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

(j)             Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(k)            Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(l)             Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.

(m)          Security. As security for the full and timely payment of the Note and the performance by the Company of the obligations under the Note, the Company agrees that each Purchaser will have, and concurrently with the execution and delivery of the Note, the Company hereby grants to and creates in favor of all Purchasers of the Note, a lien and security interest in all of the Company's present and future assets and properties, real or personal, tangible or intangible, wherever located, including products and proceeds thereof (collectively, the "Collateral") under the Uniform Commercial Code as in effect in the State of Nevada on the date hereof and as amended from time to time. The security interest in the Collateral granted by the Company to the Purchasers under this Agreement: (i) will be on a pari passu basis with all future secured debt holders; and (ii) is subordinate to any and all: (A) liens for taxes which are not delinquent or are being contested in good faith; (B) deposits or pledges to secure obligations under worker's compensation, social security or similar laws; (C) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith and (D) indebtedness for borrowed money in an aggregate principal amount not to exceed $400,000, which is outstanding on the date of this Agreement, as such indebtedness may be amended or extended from time to time.

(n)            Purchasers Agent. Each Purchaser hereby appoints ________________ ("Purchasers' Agent") as its agent and attorney-in-fact for the purpose of signing and filing any uniform commercial code financing statements (and any amendments and/or continuations thereof) or other documents in any jurisdictions and filing offices as Purchasers' Agent considers necessary or appropriate to perfect or enhance the Purchasers' security interest in the Collateral granted hereunder and under the Note, or to deliver any notices required thereunder. Furthermore, and without limiting the foregoing, the Company shall execute and/or deliver, from time to time, as Purchasers' Agent, in its capacity as agent for the Purchasers, may reasonably require for the benefit of Purchasers to evidence, perfect or protect Purchasers' liens and security interests in the Collateral, any agreements, documents, instruments and writings, including, without limitation, financing statements, security agreements, pledge agreements, and amendments, continuations or supplements to any of the foregoing.

[Signature Pages Follow]

IN WITNESS WHEREOF, parties hereto have executed this Convertible Note and Warrant Purchase and Security Agreement as of the date first set forth above.

LOOP MEDIA, INC.		Address for Notice: 700 N. Central Avenue, Suite 430 Glendale, CA 91203 Email: jon@loop.tv

By:	__________________________________________
Name: Jon Niermann
Title: CEO and Co-Founder
With a copy to:

Patrick J. Sheil 34 S Erie Avenue, Suite 4 Montauk, New York 11954 Email: patrick@loop.tv

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGE TO LOOP MEDIA, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Convertible Note and Warrant Purchase and Security Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	_______________________________

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory (if applicable):	_______________________________

Title of Authorized Signatory (if applicable):	_______________________________

Email Address of Authorized Signatory:	_______________________________

Address for Purchaser:

_______________________________ _______________________________

Note Subscription Amount: $ ______________________

Number of Warrant Shares for which the Warrant is initially exercisable = ______________

Note Purchase Price: $_____________ Warrant Purchase Price[1]: $________________

Social Security or EIN Number: _______________________

Appendix 1

DEFINITIONS

"Audited Financial Statements" means the Company's audited year-end financial statements for the years ended December 31, 2018 and 2019, as filed under the Exchange Act, pursuant to Section 13(a) or 15(d) thereof and included in the SEC Reports.

"Closing" means any closing of the purchase and sale of the Note and Warrant pursuant to this Agreement, including the Initial Closing and any Subsequent Closing.

"Closing Date" means, in connection with any Closing, the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to: (i) the applicable Purchasers' obligations to pay the Subscription Amount; and (ii) the Company's obligations to deliver the Note and Warrant, in each case, have been satisfied or waived.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Disclosure Schedules" means the Disclosure Schedules of the Company attached hereto and delivered concurrently herewith.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Liens" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" means any of the following: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Subscription Amount" means, as to each Purchaser, the aggregate principal amount of the Note purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement and next to the heading "Subscription Amount," in United States dollars.

"Trading Day" means a day on which the Pink Open Market operated by OTC Markets Group, Inc. (or any successors thereof) is open for trading.

"Transaction Documents" means this Agreement, the Note, the Warrant and all exhibits and schedules hereto or thereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant Purchase Price” means, as to each Purchaser, the aggregate purchase price amount per Warrant purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement and next to the heading "Warrant Purchase Price," in United States dollars.

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

Disclosure Schedule 3.1(d)

Capitalization Table

[See Attached]

Disclosure Schedule 3.1(f)

Non-Public Information Concerning the Company

[None]